Exhibit 99.1

News Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Signs Development Agreement with Philips Medical

Relationship further strengthens Luna’s position in medical field

ROANOKE, Va., (May 8, 2012) – Luna Innovations Incorporated (NASDAQ: LUNA), a leading developer of fiber-optic sensing technology, today announced a development agreement with Philips Healthcare, to conduct work in advancing Luna’s technology towards the commercialization of fiber-optic shape sensing in the non-robotic medical field.

Under the agreement, Luna will conduct development work and provide advanced prototypes for a new-generation shape sensing device that will be used in the medical field. If successful, these devices will be used by physicians to provide additional 3D guidance while performing minimally invasive interventions.

The two companies have been discussing collaboration after Philips purchased sublicenses to Luna’s intellectual property in the non-robotic medical field from Hansen Medical in February 2011. Philips purchased several early prototype systems from Luna last year for internal evaluation. After evaluation of these systems, Luna and Philips decided to enter into an agreement to develop the next generation system.

The development agreement complements existing efforts to integrate Luna’s fiber-optic shape sensing technology into minimally invasive robotic surgery systems made by the leading manufacturers in the industry. Luna has been working in the medical robotic field with Intuitive Surgical since 2007 and with Hansen Medical since 2010.

“This agreement with Philips further strengthens Luna’s broad relationship with key players in the medical space while further validating the market potential of our technology,” said My Chung, Luna’s CEO. “The medical market is a core piece of our overall strategy. It is with these relationships in medical technology that our products will help improve health care. Our agreement with Philips adds a valuable part of the industry to our portfolio.”

“We expect fiber-optic shape sensing to add valuable new guidance options to minimally invasive care”, added Gerard Winkels, Vice President, Strategy & Business Development, Philips Healthcare. “We are of firm intention to bring this technology from bench to bedside.”

About Luna Innovations

Luna Innovations Incorporated (www.lunainnovations.com) focuses on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets it serves. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions.

Forward Looking Statements:

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to, the potential of Luna’s technology and intellectual property, any possible improvements to medical surgeries and/or medical outcomes (including reducing use of x-rays for certain surgeries and associated physical strain on surgeons), the future relationship between Luna and Philips and other medical companies, the incorporation of Luna’s technology into Philips’s products, the role of minimally invasive surgery in advancing health care generally and the role of Luna’s technology for minimally invasive surgery. Statements that describe Luna’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward-looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including technical and scientific difficulties, complications or difficulties in improving medical surgeries and/or outcomes, market forces in the medical industry, other trends in the health care industry, and issues that might arise in any particular business relationship, and risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Contact:

Dale Messick

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com